UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012 hhgregg, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4151 East 96th Street

Indianapolis, Indiana 46240

(Address of principal executive offices, including zip code)

(317) 848-8710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On July 31, 2012, hhgregg, Inc. (the “Registrant”) held its Annual Meeting of Stockholders. Set forth below are the matters submitted by the Board of Directors to a vote of stockholders at this meeting and the final results of the voting on each proposal.

1.	Election of Directors. The following nominees were elected to serve on the Registrant’s Board of Directors until the next annual meeting of stockholders or until their respective successors are elected and qualified, as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Lawrence P. Castellani	26,116,480	194,108	2,871,240
Benjamin D. Geiger	26,141,480	169,108	2,871,240
Catherine A. Langham	26,145,112	165,476	2,871,240
Dennis L. May	26,144,829	165,759	2,871,240
John M. Roth	26,118,561	192,027	2,871,240
Charles P. Rullman	26,160,830	149,758	2,871,240
Michael L. Smith	26,126,796	183,792	2,871,240
Peter M. Starrett	26,116,395	194,193	2,871,240
Gregg W. Throgmartin	25,848,804	461,784	2,871,240
Kathleen C. Tierney	26,155,341	155,247	2,871,240
Darrell E. Zink	26,118,301	192,287	2,871,240

2.	Ratification of Appointment of Independent Registered Public Accountants. The appointment of KPMG LLP as the Registrant’s independent registered public accountants for the fiscal year ending March 31, 2013, was ratified based on the following votes:

For	Against	Withheld
28,985,420	175,149	21,259

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: August 3, 2012	By:	/s/ Jeremy J. Aguilar
Jeremy J. Aguilar
Chief Financial Officer